Exhibit 99.1

Orgenesis Provides Fiscal 2020 Year-End Results and Corporate Update;
Expands POCare Therapeutic Pipeline, POCare Technologies, and POCare Network

Revenue increases 96% to $7.7 million for 2020

Projects to more than double in revenue for 2021 based on current contracts already in hand

Orgenesis to host conference call today at 8:30AM ET

GERMANTOWN, MD – March 9, 2021 – Orgenesis Inc. (NASDAQ: ORGS) (“Orgenesis” or the “Company”), a global biotech company working to unlock the full potential of cell and gene therapies (CGTs), today reported financial results for the year ended December 31, 2020 and provided a business update.

Vered Caplan, CEO of Orgenesis, commented, “Just over a year ago, we completed the sale of one of our business divisions, which provided centralized manufacturing subcontracting services to cell and gene biotech companies. This activity was incorporated in the Masthercell subsidiary, a contract development manufacturing organization (CDMO). The CDMO was sold for $315 million, generating approximately $127 million of proceeds to Orgenesis. We determined it was the right time to sell Masthercell in order to maximize value for our shareholders and accelerate the rollout of our other divisions, with a focus on expanding our point-of-care business. Over the past year, we have been hard at work building the foundation for our POCare platform, which we believe has the potential to unlock value across the cell and gene therapy industry. Specifically, the historical centralized production model and resulting high costs of these therapies has inhibited uptake by payors and limited availability for patients. A case in point is CAR-T therapies, which are transforming cancer treatment, but can range in the hundreds of thousands of dollars per patient, per year. In contrast, through our decentralized POCare platform, we are able to provide autologous cell and gene therapies to patients in need at the point-of-care, thereby dramatically lowering costs, streamlining logistics and enhancing distribution.”

“Towards this end, we have combined the development of three pillars that are the basis for the POCare platform: Therapies, Technologies and Network. The first pillar, our POCare Therapies, involves licensing and development of breakthrough cell and gene therapies, that are combined with our second pillar of POCare Technologies. Using the advanced array of automation technologies that we have either licensed, developed or partnered with, the therapies are adapted for onsite production and supply. In turn, we support all stages of development and validation of the combination of therapies and processing technologies, from the clinic all the way through to commercialization. To date, we have developed, purchased or in-licensed more than 30 therapies and continue to expand our pipeline through our partnership with the POCare centers. Importantly, we believe our expansive therapeutic pipeline is on par or superior to many of the world’s premier cell and gene therapy companies. We also have our first commercial product on the market, KYSLECEL®, following the acquisition of Koligo. KYSLECEL is commercially available in the United States for chronic and recurrent acute pancreatitis. KYSLECEL is an excellent illustration of our strategy, whereby we are adapting this therapy for onsite automated production and supply through our POCare platform, thus enabling the availability of this therapy.”

“This ties into the third pillar of our POCare platform, our POCare Network, where we are partnering with leading hospitals and research centers in 14 countries and setting up GMP processing and supply units as the basis for a harmonized supply network for our therapies. In doing so, we have realized that having a compliant GMP clean room facility is a major bottle neck for many of these institutions, and even for those who do have one, it is usually insufficient in size. Building up high-grade clean rooms is a costly and lengthy process, and running such clean rooms requires highly trained personnel, as well as implementing complex and costly maintenance procedures. In line with our commitment of enabling cell and gene therapies for all, we have invested heavily in new point-of-care technologies that can be integrated into our new Orgenesis Mobile Processing Units and Labs (OMPULs).”

“We have made significant progress in the validation, risk analysis, regulatory and other tasks related to the OMPULs, which will be utilized to produce our POCare Therapies. These mobile systems can be deployed onsite at a hospital or medical institution, and can enable parallel processing of therapies at a reduced cost, without the logistical nightmares of a centralized production facility or the difficulty of building cleanrooms in the hospitals. Some of the key advantages of this system are the short set up time, small footprint, lower costs, automated operation, modular format, and highly scalable design. All of these factors enable us to produce autologous cell and gene therapies, along with viral processing capabilities, directly at the point of care in a consistent and standardized manner in all locations. We believe the OMPULs are an important step in the quick expansion of our capacity, and we look forward to expanding both the quantity and locations of our systems.”

“We have already established POCare development and service centers in the United States, Belgium, Israel and South Korea, and have established 10 joint venture agreements with regional partners that are financially committed to validate our therapies according to local regulatory requirements. In partnership with them, we have set up a network of hospitals and other partners in a total of 14 countries to date and we expect to sign agreements with many more premier institutions in the coming weeks and months. We have also utilized these partners to develop and adapt our POCare systems to local requirements.”

“I am pleased to report that our revenues nearly doubled in 2020 to $7.7 million, which reflects growth in revenues related to technology transfer, setup, and validation of both our therapies and systems for clinical use. We are committed to expanding our capacity and enabling the supply of our therapies globally, which provides us visibility into our future revenue growth. Based on just the existing contracts in hand, we anticipate for revenue to more than double in 2021. I am highly appreciative of our global network partners that helped us to achieve an immense amount of progress over the last year, while facing the tremendous personal and global logistic hardships imposed by COVID-19. We look forward to providing further updates as we advance our therapeutic pipeline, expand our hospital network and deploy our OMPULs worldwide.”

Conference Call

The Company plans to host a conference call at 8:30 AM Eastern Time today, March 9, 2021, to discuss the Company’s financial results for the 2020 fiscal year ended December 31, 2020, as well as the Company’s corporate progress and other developments.

The conference call will be available via telephone by dialing toll free 877-545-0320 for U.S. callers or +1 973-528-0016 for international callers and using entry code 796258. A webcast of the call may be accessed at https://www.webcaster4.com/Webcast/Page/2585/40294 or on the Company’s Investor Events section of the website here.

A webcast replay will be available on the Company’s Investor Events section of the website (https://ir.orgenesis.com/overview#/) through Wednesday, March 9, 2022. A telephone replay of the call will be available approximately one hour following the call, through Tuesday, March 23, 2021 and can be accessed by dialing 877-481-4010 for U.S. callers or +1 919-882-2331 for international callers and entering conference ID: 40294.

About Orgenesis

Orgenesis is a global biotech company working to unlock the full potential of cell and gene therapies (CGTs) in an affordable and accessible format. The Orgenesis Point of Care Platform is comprised of three enabling components: a pipeline of licensed POCare Therapeutics that are processed and produced in closed, automated POCare Technology systems across a collaborative POCare Network. Orgenesis identifies promising new therapies and leverages its POCare Platform to provide a rapid, globally harmonized pathway for these therapies to reach and treat large numbers of patients at lowered costs through efficient, scalable, and decentralized production. The POCare Network brings together patients, doctors, industry partners, research institutes and hospitals worldwide to achieve harmonized, regulated clinical development and production of the therapies. Learn more about the work Orgenesis is doing at www.orgenesis.com.

Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. These forward-looking statements involve substantial uncertainties and risks and are based upon our current expectations, estimates and projections and reflect our beliefs and assumptions based upon information available to us at the date of this press release. We caution readers that forward-looking statements are predictions based on our current expectations about future events. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Our actual results, performance or achievements could differ materially from those expressed or implied by the forward-looking statements as a result of a number of factors, including, but not limited to, our ability to further develop ranpirnase; our reliance on, and our ability to grow, our point-of-care cell therapy platform; our ability to develop cell-based and antiviral technologies; our ability to effectively use the net proceeds from the sale of Masthercell; our ability to achieve and maintain overall profitability; the development of our POCare strategy; the sufficiency of working capital to realize our business plans; our partners’ ability to develop therapies based on our point-of-care cell therapy platform; technology not functioning as expected; our ability to retain key employees; our ability to satisfy the rigorous regulatory requirements for new procedures and therapies; our competitors developing better or cheaper alternatives; the impact of COVID-19 on our operations and the risks and uncertainties discussed under the heading “RISK FACTORS” in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, and in our other filings with the Securities and Exchange Commission. We undertake no obligation to revise or update any forward-looking statement for any reason.

IR contact for Orgenesis:

Crescendo Communications, LLC

Tel: 212-671-1021

Orgs@crescendo-ir.com

Communications contact for Orgenesis

Image Box Communications

Neil Hunter / Michelle Boxall

Tel +44 (0)20 8943 4685

neil@ibcomms.agency / michelle@ibcomms.agency

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ORGENESIS INC.

CONSOLIDATED BALANCE SHEETS

(U.S. Dollars, in thousands)

	December 31,
	2020	2019
Assets
CURRENT ASSETS:
Cash and cash equivalents	$44,923	$107
Restricted cash	645	467
Accounts receivable, net	3,085	1,831
Prepaid expenses and other receivables	1,070	382
Grants receivable	169	204
Inventory	185	136
Current assets of discontinued operations (See Note 3)	-	75,221
Total current assets	50,077	78,348
NON CURRENT ASSETS:
Deposits	$296	$299
Loan to related party	-	2,623
Investments in associates, net	175	-
Property, plants and equipment, net	3,073	2,305
Intangible assets, net	13,023	3,348
Operating lease right-of-use assets	1,474	725
Goodwill	8,745	4,812
Other assets	821	35
Total non-current assets	27,607	14,147
TOTAL ASSETS	$77,684	$92,495

ORGENESIS INC.

CONSOLIDATED BALANCE SHEETS

(U.S. Dollars, in thousands)

	December 31,
	2020	2019
Liabilities and equity
CURRENT LIABILITIES:
Accounts payable	$8,649	$5,549
Accrued expenses and other payables	792	1,615
Income tax payable	7	-
Employees and related payables	1,463	1,672
Advance payments on account of grant	692	523
Short-term loans and current maturities of long-term loans	145	391
Contract liabilities	59	325
Current maturities of finance leases	19	-
Current maturities of operating leases	485	357
Current maturities of convertible loans	3,974	416
Current liabilities of discontinued operations (See Note 3)	-	31,586
TOTAL CURRENT LIABILITIES	16,285	42,434

LONG-TERM LIABILITIES:
Non-current operating leases	$1,020	$455
Convertible loans	7,200	12,143
Retirement benefits obligation	74	41
Deferred taxes	-	58
Long-term debt and finance leases	64	-
Other long-term liabilities	313	331
TOTAL LONG-TERM LIABILITIES	8,671	13,028
TOTAL LIABILITIES	24,956	55,462
COMMITMENTS
REDEEMABLE NON CONTROLLING INTEREST OF DISCONTINUED OPERATIONS (See Note 3)	-	30,955
EQUITY:
Common stock of $0.0001 par value, 145,833,334 shares authorized, 24,223,093 and 16,140,962 shares issued as of December 31, 2020 and December 31, 2019, respectively	3	2
Additional paid-in capital	140,397	94,691
Accumulated other comprehensive income	748	213
Treasury stock at December 31, 2020 55,309 shares	(250)	-
Accumulated deficit	(88,319)	(89,429)
Equity attributable to Orgenesis Inc.	52,579	5,477
Non-controlling interests	149	601
TOTAL EQUITY	52,728	6,078
TOTAL LIABILITIES AND EQUITY	$77,684	$92,495

ORGENESIS INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(U.S. Dollars, in thousands, except share and per share amounts)

	Year ended December 31,
	2020	2019
Revenues	$6,177	$2,629
Revenues from related party	1,475	1,270
Total revenues	7,652	3,899
Cost of research and development and research and development services, net	83,986	14,014
Amortization of intangible assets	478	430
Selling, general and administrative expenses	18,973	11,451
Other income, net	(4)	(21)
Operating loss	95,781	21,975
Financial expenses, net	1,061	843
Share in net income of associated companies	(106)	-
Loss from continuing operation before income taxes	96,736	22,818
Tax income	(1,609)	(229)
Net loss from continuing operation	95,127	22,589
Net loss (income) from discontinued operations, net of tax	(95,706)	3,452
Net loss (income)	$(579)	$26,041
Net loss attributable to non-controlling interests (including redeemable) from continuing operation	(39)	(99)
Net loss attributable to non-controlling interests (including redeemable) from discontinued operations	(492)	(1,821)
Net loss (income) attributable to Orgenesis Inc.	$(1,110)	$24,121
Loss (income) per share:
Basic and diluted from continuing operations	$4.46	$1.41
Basic and diluted from discontinued operations	$(4.75)	$0.36
Basic and diluted	$(0.29)	$1.77

Weighted average number of shares used in computation of Basic and Diluted loss per share:
Basic and diluted	21,320,314	15,907,995

Comprehensive loss (income):
Net loss from Continuing Operation	$95,127	$22,589
Net loss (income) from Discontinued Operations, Net of Tax	(95,706)	3,452
Other Comprehensive (income) loss – Translation adjustment	(341)	456
Release of translation adjustment due to sale of subsidiary	(194)	-
Comprehensive loss (income)	$(1,114)	$26,497
Comprehensive loss attributed to non-controlling interests (including redeemable)	(39)	(99)
Comprehensive loss attributed to non-controlling interests (including redeemable) from discontinued operations	(492)	(1,821)
Comprehensive loss (income) attributed to Orgenesis Inc.	$(1,645)	$24,577